Exhibit 99.1

Quidel Contact:	Media and Investors Contact:
Quidel Corporation	Quidel Corporation
John M. Radak, Chief Financial Officer	Ruben Argueta
(858) 646-8032	(858) 646-8023
rargueta@quidel.com

QUIDEL REPORTS THIRD QUARTER 2011 FINANCIAL RESULTS

SAN DIEGO, October 25, 2011 (Marketwire) — Quidel Corporation (NASDAQ: QDEL), a leading provider of rapid diagnostic testing solutions and cellular-based virology assays, announced today financial results for the third quarter ended September 30, 2011.

Third Quarter 2011 and Recent Highlights:

•	Increased total revenues 17% to $33.1 million compared to $28.2 million in the third quarter of 2010.

•	Entered into an agreement with Alere, Inc. that enables the Company to terminate its future royalty obligations to Alere on its lateral flow products in exchange for payments totaling $29.5 million.

•	Received CE Mark for the Sofia Fluorescent Immunoassay Analyzer and Sofia Influenza A+B FIA.

•	Received CE Mark for Quidel Molecular Influenza A+B and Quidel Molecular hMPV, Real-Time RT-PCR assays.

Third Quarter 2011 Results

For the third quarter of 2011, total revenues increased to $33.1 million from $28.2 million in the third quarter of 2010, an increase of 17%. The increase in revenues was driven by growth of infectious disease products.

Net loss for the third quarter of 2011 was $1.1 million, or $0.03 per share, compared to net loss of $5.9 million, or $0.21 per share, for the third quarter of 2010. On a non-GAAP basis, excluding non-recurring items, amortization of intangibles and stock compensation expense, net income for the third quarter of 2011 was $2.7 million, or $0.08 per diluted share, compared to a net loss of $0.5 million, or $0.02 per share, for the same period of 2010.

“We saw double-digit revenue growth in the third quarter as a result of an increase in infectious disease sales primarily led by influenza,” said Douglas Bryant, president and CEO of Quidel Corporation. “And importantly, we received regulatory approvals for several of our new assays and platforms, and are pleased with our progress on new products under development.”

Nine Months Ended September 30, 2011

Total revenues increased 47% to $120.2 million for the nine-month period ended September 30, 2011 from $81.6 million for the same period in 2010. For the nine-month period in 2011, net income increased to $6.7 million, or $0.20 per diluted share, compared to a net loss of $10.8 million, or $0.38 per share, for the same nine-month period in 2010. On a non-GAAP basis, excluding non-recurring items, amortization of intangibles and stock compensation expense, net income for the nine months ended September 30, 2011 was $14.9 million, or $0.44 per diluted share, compared to a net loss of $3.0 million, or $0.11 per share for the first nine months in 2010.

Non-GAAP Financial Information

The Company is providing non-GAAP financial information to exclude the effect of certain non-recurring items, stock-based compensation and amortization of intangibles on earnings (loss) and net earnings (loss) per share as a supplement to its consolidated financial statements, which are presented in accordance with generally accepted accounting principles in the U.S., or GAAP.

Management is providing the adjusted net earnings (loss) and adjusted net earnings (loss) per share information for the periods presented because it believes this enables a better comparison of the Company’s financial performance from period-to-period, and to that of its competitors. This press release is not meant to be considered in isolation, or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to the comparable GAAP measures is included in this press release as part of the attached financial tables.

Conference Call Information

Quidel management will host a conference call to discuss the third quarter results as well as other business matters today beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). During the conference call, management may answer questions concerning business and financial developments and trends. Quidel’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute material information that has not been previously disclosed.

To participate in the live call by telephone from the U.S., dial (866) 314-5050 or from outside the U.S. dial (617) 213-8051, and enter the passcode 94751695.

A live webcast of the call can be accessed at http://www.quidel.com, and the Web site replay will be available for 14 days. The telephone replay will be available for 48 hours beginning at 8:00 p.m. Eastern Time (5:00 p.m. Pacific Time) today by dialing (888) 286-8010 from the U.S., or (617) 801-6888 for international callers, and entering passcode 13615862.

About Quidel Corporation

Quidel Corporation serves to enhance the health and well being of people around the globe through the development of diagnostic solutions that can lead to improved patient outcomes and provide economic benefits to the healthcare system. Marketed under the QuickVue®, D3® Direct Detection and Thyretain™ leading brand names, as well as under the new SofiaTM and Quidel MolecularTM brands, Quidel’s products aid in the detection and diagnosis of many critical diseases and conditions, including influenza, respiratory syncytial virus, Strep A, herpes, pregnancy, thyroid disease and fecal occult blood. Quidel’s research and development engine is also developing a continuum of diagnostic solutions from advanced lateral-flow and direct fluorescent antibody to molecular diagnostic tests to further improve the quality of healthcare in physicians’ offices and hospital and reference laboratories. For more information about Quidel’s comprehensive product portfolio, visit www.quidel.com and Diagnostic Hybrids at www.dhiusa.com.

This press release contains forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future financial results and performance, such that our actual results and performance may differ materially from those that may be described or implied in the forward-looking statements. As such, no forward-looking statement can be guaranteed. Differences in actual results and performance may arise as a result of a number of factors including, without limitation, seasonality, the timing of onset, length and severity of cold and flu seasons, the level of success in executing on our strategic initiatives, our reliance on sales of our influenza diagnostic tests, uncertainty surrounding the detection of novel influenza viruses involving human specimens, our ability to develop new products and technology, adverse changes in the competitive and economic conditions in domestic and international markets, our reliance on and actions of our major distributors, technological changes and uncertainty with research and technology development, including any molecular-based technology, the medical reimbursement system currently in place and future changes to that system, manufacturing and production delays or difficulties, adverse actions or delays in product reviews by the U.S. Food and Drug Administration (the “FDA”), our ability to comply with FDA, environmental and other regulations, our ability to meet unexpected increases in demand for our products, our ability to execute our strategy, including the integration of new companies or technologies, disruptions in the global capital and credit markets, our ability to hire key personnel, intellectual property, product liability, environmental or other litigation, potential required patent license fee payments not currently reflected in our costs, adverse changes in our international markets, potential inadequacy of booked reserves and possible impairment of goodwill, and lower-than-anticipated acceptance, sales or market penetration of our new products. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. The risks described under “Risk Factors” in reports and registration statements that we file with the SEC from time to time should be carefully considered. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release. We undertake no obligation to publicly release the results of any revision or update of the forward-looking statements, except as required by law.

QUIDEL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

AND RECONCILIATION OF NON-GAAP ADJUSTMENTS (1)

(In thousands, except per share data; unaudited)

	Three months ended September 30, 2011				Three months ended September 30, 2010
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Total revenues	$33,108	$—		$33,108	$28,225	$—		$28,225
Cost of sales (excludes amortization of intangible assets from acquired businesses and technology)	14,996	(2,686	)(2),(3)	12,310	12,807	(141	)(2)	$12,666
Research and development	6,134	(270	)(2)	5,864	6,148	(157	)(2)	5,991
Sales and marketing	6,487	(147	)(2)	6,340	5,797	(103	)(2)	5,694
General and administrative	4,944	(930	)(2)	4,014	4,759	(855	)(2)	3,904
Amortization of intangible assets from acquired businesses and techonology	1,791	(1,791	)(3)	—	1,948	(1,948	)(3)	—
Business acquisition and integration costs	—	—		—	115	(115	)(4)	—

Total costs and expenses	34,352	(5,824)		28,528	31,574	(3,319)		28,255

Operating income (loss)	(1,244)	5,824		4,580	(3,349)	3,319		(30)
Interest expense	(485)	—		(485)	(645)	—		(645)
Interest income	42	—		42	15	—		15

Total other expense	(443)	—		(443)	(630)	—		(630)

Income (loss) before taxes	(1,687)	5,824		4,137	(3,979)	3,319		(660)
Income tax expense (benefit)	(574)	2,055	(5)	1,481	1,882	(2,076	)(5)	(194)

Net income (loss)	$(1,113)	$3,769		$2,656	$(5,861)	$5,395		$(466)

Basic earnings (loss) per share:	$(0.03)			$0.08	$(0.21)			$(0.02)
Diluted earnings (loss) per share:	$(0.03)			$0.08	$(0.21)			$(0.02)
Weighted shares used in basic per share calculation	33,019			33,019	28,183			28,183
Weighted shares used in diluted per share calculation	33,019			33,470	28,183			28,183
Gross profit as a % of total revenues	55%			63%	55%			55%
Research and development as a % of total revenues	19%			18%	22%			21%
Sales and marketing as a % of total revenues	20%			19%	21%			20%
General and administrative as a % of total revenues	15%			12%	17%			14%

(1)	The Company reports Non-GAAP results which primarily excludes certain acquisition related costs, stock-based compensation and amortization of intangible assets to provide a supplemental comparison of the results of operations. Also, additional Non-GAAP adjustments were made to the fiscal year 2010 Non-GAAP results to conform to the current year presentation.
(2)	Add back stock-based compensation
(3)	Add back amortization of intangibles
(4)	Add back business acquisition and integration costs
(5)	The adjustments for the three months ended September 30, 2011 and 2010 are a result of applying the annual Non-GAAP effective tax rate of 35.8% and 29.4%, respectively, to pre-tax Non-GAAP income.

Condensed balance sheet data (in thousands):	9/30/11	12/31/10
Cash and cash equivalents	$51,045	$6,788
Accounts receivables	17,305	13,477
Inventory	14,851	17,707
Total assets	273,283	214,593
Long term debt	49,370	79,774
Stockholders’ equity	182,330	112,521

QUIDEL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

AND RECONCILIATION OF NON-GAAP ADJUSTMENTS (1)

(In thousands, except per share data; unaudited)

	Nine months ended September 30, 2011				Nine months ended September 30, 2010
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Total revenues	$120,212	$—		$120,212	$81,630	$—		$81,630
Cost of sales (excludes amortization of intangible assets from acquired businesses and technology)	47,579	(2,989	)(2),(4)	44,590	37,678	(447	)(2)	$37,231
Amortization of inventory fair value adjustment from acquisition	—	—		—	1,118	(1,118	)(3)	—

Total cost of sales (excludes amortization of intangible assets from acquired businesses and technology)	47,579	(2,989)		44,590	38,796	(1,565)		37,231
Research and development	20,398	(675	)(2)	19,723	18,772	(405	)(2)	18,367
Sales and marketing	18,996	(244	)(2)	18,752	18,068	(308	)(2)	17,760
General and administrative	16,296	(3,811	)(2)	12,485	13,792	(2,721	)(2)	11,071
Amortization of intangible assets from acquired businesses and technology	5,342	(5,342	)(4)	—	4,715	(4,715	)(4)	—
Business acquisition and integration costs	—	—		—	2,181	(2,181	)(5)	—

Total costs and expenses	108,611	(13,061)		95,550	96,324	(11,895)		84,429

Operating income (loss)	11,601	13,061		24,662	(14,694)	11,895		(2,799)
Interest expense	(1,639)	—		(1,639)	(1,655)	—		(1,655)
Interest income	151	—		151	195	—		195

Total other expense	(1,488)	—		(1,488)	(1,460)	—		(1,460)

Income (loss) before taxes	10,113	13,061		23,174	(16,154)	11,895		(4,259)
Income tax expense (benefit)	3,438	4,858	(6)	8,296	(5,309)	4,057	(6)	(1,252)

Net income (loss)	$6,675	$8,203		$14,878	$(10,845)	$7,838		$(3,007)

Basic earnings (loss) per share:	$0.20			$0.45	$(0.38)			$(0.11)
Diluted earnings (loss) per share:	$0.20			$0.44	$(0.38)			$(0.11)
Weighted shares used in basic per share calculation	32,833			32,833	28,362			28,362
Weighted shares used in diluted per share calculation	33,189			33,189	28,362			28,362
Gross profit as a % of total revenues	60%			63%	52%			54%
Research and development as a % of total revenues	17%			16%	23%			23%
Sales and marketing as a % of total revenues	16%			16%	22%			22%
General and administrative as a % of total revenues	14%			10%	17%			14%

(1)	The Company reports Non-GAAP results which primarily excludes certain acquisition related costs, stock-based compensation and amortization of intangible assets to provide a supplemental comparison of the results of operations. Also, additional Non-GAAP adjustments were made to the fiscal year 2010 Non-GAAP results to conform to the current year presentation.
(2)	Add back stock-based compensation
(3)	Add back amortization of inventory fair value adjustment from acquisition
(4)	Add back amortization of intangibles
(5)	Add back business acquisition and integration costs
(6)	The adjustments for the nine months ended September 30, 2011 and 2010 are a result of applying the annual Non-GAAP effective tax rate of 35.8% and 29.4%, respectively, to pre-tax Non-GAAP income.